*090204*

**BARBARA K. CEGAVSKE**
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

| Filed in the office of | Document Number 20180037591-06 |
|---|---|
| Barbara K. Cegavske (signature)<br>Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time 01/25/2018 4:21 PM |
| | Entity Number E0600082015-5 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Atlantic Acquisition, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 400,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, each having a $0.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: In excess of 51%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X (signature)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*